NEWS RELEASE

MATERION CORPORATION REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS AND CONFIRMS OUTLOOK FOR 2018

MAYFIELD HEIGHTS, Ohio - April 26, 2018 - Materion Corporation (NYSE:MTRN) today reported first quarter 2018 financial results.

•	Net sales for the first quarter of 2018 were $303.5 million, compared to $240.7 million for the first quarter of 2017.

•	First quarter 2018 value-added sales grew 22% to a record $181.3 million, from prior-year value-added sales of $149.0 million.

•	First quarter 2018 net income was $0.51 per share, diluted, compared to $0.15 per share in the prior year first quarter.

•	Adjusted earnings in the first quarter of 2018 were up 76% at $0.51 per share, diluted, from $0.29 per share in the prior year.

•	The Company confirms its previously announced full-year 2018 adjusted earnings guidance of $1.95 to $2.10 per share, diluted.

FIRST QUARTER 2018 RESULTS

Net sales for first quarter 2018 were $303.5 million, compared to $240.7 million for the prior year. Value-added sales grew 22% to a record $181.3 million, compared to $149.0 million for the prior year. Growth was driven by a 14% increase in the base business, plus the acquisition of Heraeus’ high-performance target materials business (HTB), which contributed incremental year-over-year growth of $12.2 million. New product sales were $30.7 million in the quarter, representing 17% of total value-added sales.

Operating profit for the quarter totaled $13.3 million compared to $3.7 million in the prior year. Excluding special items, first quarter adjusted operating profit improved 75% to $14.0 million from $8.0 million in 2017.

First quarter net income was $10.6 million, or $0.51 per share, diluted, compared to net income of $3.1 million in the prior year. Adjusted earnings for the first quarter of 2018, which exclude special items related to a legacy legal matter and discrete tax adjustment, were $0.51 per share, diluted, up 76% compared to $0.29 per share in the first quarter of 2017.

Jugal Vijayvargiya, President and Chief Executive Officer, stated, “I am pleased with the strong start to the year as we continue to build on the momentum gained in 2017. This quarter represents the fifth consecutive quarter of year-over-year growth in both value-added sales and adjusted earnings. Our recently announced organizational changes, our multi-pillar strategy, and laser-like focus on execution are enabling us to consistently deliver profitable growth. We are affirming our previously announced full-year 2018 adjusted earnings guidance of $1.95 to $2.10 per share.”

BUSINESS SEGMENT FIRST QUARTER 2018 RESULTS

Advanced Materials

Advanced Materials’ net sales for the first quarter of 2018 were $153.5 million, versus $114.7 million in the prior year. Value-added sales increased 23% to $58.3 million, versus $47.3 million in the prior year quarter. The HTB acquisition contributed $12.2 million of incremental value-added sales year over year. Adjusted operating profit was $5.9 million, compared to $7.4 million in the prior year due to softer demand in the consumer electronics end market, unfavorable product mix, and planned integration expenses related to the move of HTB to a new, state-of-the-art target manufacturing facility in Alzenau, Germany.

Performance Alloys and Composites

Net sales for Performance Alloys and Composites were $118.3 million for first quarter 2018 compared to $92.6 million in the prior year. Value-added sales were $100.3 million versus $79.2 million in the prior year. This significant 27% sales increase was primarily driven by new product sales growth, improved product mix, and end market demand.

Adjusted operating profit for the first quarter of 2018 was $9.9 million, or 10% of value-added sales compared to $0.7 million in the prior year quarter. The significant year-over-year profit increase was led by performance improvements across the business and sales growth.

Precision Coatings

Precision Coatings’ net sales for the first quarter of 2018 were $31.7 million versus prior-year sales of $33.4 million. Value-added sales of $23.6 million were up $0.3 million compared to $23.3 million for the same period of 2017. Operating profit increased 55% to $3.4 million, or 14% of value-added sales in the first quarter of 2018, versus $2.2 million in the prior year led by favorable product mix and operational performance improvements.

OUTLOOK

The Company delivered favorable first quarter 2018 financial results for both top and bottom line, led by performance improvements, increased new product sales, and improved end market demand. We expect to continue the strong performance improvements across the business and complete the relocation of HTB’s European manufacturing operations to a new German facility. As a result, we are affirming our 2018 full-year adjusted earnings guidance of $1.95 to $2.10 per share, diluted, which represents a 13 to 22 percent increase over the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other special items that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, April 26, 2018. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 10, 2018 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 23759. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•	Actual net sales, operating rates, and margins for 2018;

•	The global economy;

•	The impact of any U.S. Federal Government shutdowns and sequestrations;

•
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, medical, automotive electronics, defense, telecommunications infrastructure, energy, commercial aerospace, and science;

•	Changes in product mix and the financial condition of customers;

•	Our success in developing and introducing new products and new product ramp-up rates;

•	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	Our success in identifying acquisition candidates and in acquiring and integrating such businesses, including our ability to effectively integrate the HTB acquisition;

•	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

•	The uncertainties related to the impact of war, terrorist activities, and acts of God;

•	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

•	The risk factors as set forth in Item 1A of our Form 10-K for the year ended December 31, 2017.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835 stephen.shamrock@materion.com            john.mccloskey@materion.com https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	March 30, 2018	March 31, 2017
Net sales	$303,467	$240,669
Cost of sales	245,187	197,513
Gross margin	58,280	43,156
Selling, general, and administrative expense	38,462	33,521
Research and development expense	3,643	3,130
Other — net	2,924	2,818
Operating profit	13,251	3,687
Interest expense — net	730	493
Other non-operating expense—net	442	267
Income before income taxes	12,079	2,927
Income tax expense (benefit)	1,515	(123)
Net income	$10,564	$3,050
Basic earnings per share:
Net income per share of common stock	$0.52	$0.15
Diluted earnings per share:
Net income per share of common stock	$0.51	$0.15
Cash dividends per share	$0.100	$0.095
Weighted-average number of shares of common stock outstanding:
Basic	20,135	19,969
Diluted	20,574	20,375

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	March 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$20,206	$41,844
Accounts receivable	134,174	124,014
Inventories	216,443	220,352
Prepaid and other current assets	25,584	24,733
Total current assets	396,407	410,943
Long-term deferred income taxes	17,616	17,047
Property, plant, and equipment	886,653	891,789
Less allowances for depreciation, depletion, and amortization	(629,953)	(636,211)
Property, plant, and equipment—net	256,700	255,578
Intangible assets, net	8,857	9,847
Other assets	7,376	6,992
Goodwill	90,922	90,677
Total Assets	$777,878	$791,084
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$787	$777
Accounts payable	53,496	49,059
Salaries and wages	23,959	42,694
Other liabilities and accrued items	27,423	28,044
Income taxes	2,680	1,084
Unearned revenue	5,417	5,451
Total current liabilities	113,762	127,109
Other long-term liabilities	30,579	30,967
Retirement and post-employment benefits	85,660	93,225
Unearned income	35,820	36,905
Long-term income taxes	4,867	4,857
Long-term deferred income taxes	218	213
Long-term debt	2,643	2,827
Shareholders’ equity	504,329	494,981
Total Liabilities and Shareholders’ Equity	$777,878	$791,084

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	March 30, 2018	March 31, 2017
Cash flows from operating activities:
Net income	$10,564	$3,050
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation, depletion, and amortization	9,207	10,090
Amortization of deferred financing costs in interest expense	261	230
Stock-based compensation expense (non-cash)	771	2,338
Deferred income tax (benefit) expense	(359)	(696)
Changes in assets and liabilities net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(8,582)	(13,644)
Decrease (increase) in inventory	5,097	(9,593)
Decrease (increase) in prepaid and other current assets	(634)	(1,435)
Increase (decrease) in accounts payable and accrued expenses	(16,308)	(835)
Increase (decrease) in interest and taxes payable	1,626	(1,237)
Domestic pension plan contributions	(9,000)	(4,000)
Other-net	(818)	(1,097)
Net cash used in operating activities	(8,175)	(16,829)
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(7,867)	(6,128)
Payments for mine development	(1,661)	(200)
Payments for acquisition	—	(16,406)
Proceeds from sale of property, plant, and equipment	3	16
Net cash used in investing activities	(9,525)	(22,718)
Cash flows from financing activities:
Proceeds from issuance of short-term debt	—	6,186
Proceeds from issuance of long-term debt	—	27,000
Repayment of long-term debt	(190)	(5,180)
Principal payments under capital lease obligations	(211)	(190)
Cash dividends paid	(2,012)	(1,895)
Deferred financing costs	—	(300)
Repurchase of common stock	—	(405)
Payments of withholding taxes for stock-based compensation awards	(2,133)	(1,480)
Net cash (used in) provided by financing activities	(4,546)	23,736
Effects of exchange rate changes	608	688
Net change in cash and cash equivalents	(21,638)	(15,123)
Cash and cash equivalents at beginning of period	41,844	31,464
Cash and cash equivalents at end of period	$20,206	$16,341

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 30, 2018		March 31, 2017		December 31, 2017
Net Sales
Performance Alloys and Composites	$118.3		$92.6		$119.0
Advanced Materials	153.5		114.7		161.2
Precision Coatings	31.7		33.4		28.5
Other	—		—		—
Total	$303.5		$240.7		$308.7

Less: Pass-through Metal Cost
Performance Alloys and Composites	$18.0		$13.4		$18.0
Advanced Materials	95.2		67.4		102.9
Precision Coatings	8.1		10.1		5.6
Other	0.9		0.8		1.0
Total	$122.2		$91.7		$127.5

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$100.3		$79.2		$101.0
Advanced Materials	58.3		47.3		58.3
Precision Coatings	23.6		23.3		22.9
Other	(0.9)		(0.8)		(1.0)
Total	$181.3		$149.0		$181.2

Gross Margin		% of VA		% of VA		% of VA
Performance Alloys and Composites	$27.8	28%	$16.3	21%	$27.0	27%
Advanced Materials	20.8	36%	18.4	39%	22.4	38%
Precision Coatings	10.0	42%	8.3	36%	9.1	40%
Other	(0.3)	—	0.2	—	0.5	—
Total	$58.3	32%	$43.2	29%	$59.0	33%

Operating Profit		% of VA		% of VA		% of VA
Performance Alloys and Composites	$9.9	10%	$0.2	—%	$9.5	9%
Advanced Materials	5.9	10%	6.4	14%	7.9	14%
Precision Coatings	3.4	14%	2.2	9%	2.3	10%
Other	(5.9)	—	(5.1)	—	(5.4)	—
Total	$13.3	7%	$3.7	2%	$14.3	8%

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 30, 2018		March 31, 2017		December 31, 2017
Special Items
Performance Alloys and Composites	$—		$0.5		$(1.3)
Advanced Materials	—		1.0		—
Precision Coatings	—		—		—
Other	0.7		2.8		1.0
Total	$0.7		$4.3		$(0.3)

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA
Performance Alloys and Composites	$9.9	10%	$0.7	1%	$8.2	8%
Advanced Materials	5.9	10%	7.4	16%	7.9	14%
Precision Coatings	3.4	14%	2.2	9%	2.3	10%
Other	(5.2)	—	(2.3)	—	(4.4)	—
Total	$14.0	8%	$8.0	5%	$14.0	8%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	First Quarter Ended		Fourth Quarter Ended
(Millions except per share amounts)	March 30, 2018	March 31, 2017	December 31, 2017
GAAP as Reported
Net Sales	$303.5	$240.7	$308.7
Operating profit	13.3	3.7	14.3
Net income (loss)	10.6	3.1	(8.2)
EPS - Diluted	$0.51	$0.15	$(0.41)

Operating Profit Special Items
Cost reductions	$—	$0.7	$(1.3)
Legacy legal & environmental costs	0.7	0.2	0.3
CEO transition	—	1.7	0.7
Acquisition costs	—	1.7	—
Total operating profit special items	$0.7	$4.3	$(0.3)
Operating Profit Special Items - net of tax	$0.6	$2.8	$(0.2)
Tax Special Item	$(0.6)	$—	$18.9

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$181.3	$149.0	$181.2
Operating profit	14.0	8.0	14.0
Operating profit % of VA	7.7%	5.4%	7.7%
Net income	10.6	5.9	10.5
EPS - Diluted	$0.51	$0.29	$0.51

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as CEO transition costs, cost reduction initiatives (i.e., asset impairment charges and severance), legacy environmental costs, merger and acquisition costs, and certain income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	First Quarter Ended			Fourth Quarter Ended
(Millions)	March 30, 2018	March 31, 2017	% Change	December 31, 2017	% Change
Materion Corporation
Consumer Electronics	$53.6	$46.1	16.3%	$57.9	(7.4)%
Industrial Components	32.1	23.6	36.0%	26.9	19.3%
Energy	17.4	8.9	95.5%	14.8	17.6%
Medical	15.5	16.1	(3.7)%	13.0	19.2%
Automotive Electronics	14.8	12.5	18.4%	12.6	17.5%
Defense	12.3	11.9	3.4%	18.5	(33.5)%
Telecom Infrastructure	8.7	6.7	29.9%	8.2	6.1%
Other	26.9	23.2	15.9%	29.3	(8.2)%
Total	$181.3	$149.0	21.7%	$181.2	0.1%
Performance Alloy and Composites
Consumer Electronics	$20.0	$16.5	21.2%	$20.4	(2.0)%
Industrial Components	25.8	17.6	46.6%	21.0	22.9%
Energy	6.4	5.0	28.0%	5.9	8.5%
Medical	1.6	2.0	(20.0)%	1.6	—%
Automotive Electronics	14.6	12.1	20.7%	12.4	17.7%
Defense	6.6	7.4	(10.8)%	13.2	(50.0)%
Telecom Infrastructure	7.1	5.1	39.2%	6.6	7.6%
Other	18.2	13.5	34.8%	19.9	(8.5)%
Total	$100.3	$79.2	26.6%	$101.0	(0.7)%
Advanced Materials
Consumer Electronics	$29.3	$26.1	12.3%	$32.1	(8.7)%
Industrial Components	3.8	3.1	22.6%	3.3	15.2%
Energy	11.0	3.9	182.1%	8.9	23.6%
Medical	2.9	2.4	20.8%	2.3	26.1%
Automotive Electronics	—	—	—%	—	—%
Defense	1.4	1.2	16.7%	1.4	—%
Telecom Infrastructure	1.5	1.6	(6.3)%	1.6	(6.3)%
Other	8.4	9.0	(6.7)%	8.7	(3.4)%
Total	$58.3	$47.3	23.3%	$58.3	—%
Precision Coatings
Consumer Electronics	$4.3	$3.5	22.9%	$5.4	(20.4)%
Industrial Components	2.5	2.9	(13.8)%	2.6	(3.8)%
Energy	—	—	—%	—	—%
Medical	11.0	11.7	(6.0)%	9.1	20.9%
Automotive Electronics	0.2	0.4	(50.0)%	0.2	—%
Defense	4.3	3.3	30.3%	3.9	10.3%
Telecom Infrastructure	0.1	—	—%	—	—%
Other	1.2	1.5	(20.0)%	1.7	(29.4)%
Total	$23.6	$23.3	1.3%	$22.9	3.1%

Eliminations	$(0.9)	$(0.8)		$(1.0)
Prior year numbers have been restated to conform to the current year presentation.